UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

001-00871

(Commission File Number)

Delaware	39-0188050
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue,

South Milwaukee, Wisconsin 53172

(Address of principal executive offices, with zip code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit Agreement

In connection with the financing of the acquisition (the “Acquisition”) described in Item 2.01 below, Bucyrus International, Inc. (the “Company”) entered into an amendment (the “Amendment”), effective February 19, 2010, to its Amended and Restated Credit Agreement, as amended (the “Amended Credit Agreement”). The Amendment provides for, among other things, (i) an additional $1.0 billion senior secured term loan facility, (ii) a $167.5 million increase in the pre-existing multicurrency revolving credit commitments and (iii) the extension of the maturity of certain pre-existing revolving credit commitments.

The secured credit facilities under the Amended Credit Agreement consist of the following:

•	a $435 million multicurrency revolving credit facility, $20 million of which will mature on May 4, 2012 and $415 million of which will mature on May 4, 2014;

•	a $90 million revolving credit facility, $15 million of which will mature on May 4, 2012 and $75 million of which will mature on May 4, 2014;

•	a €65 million German revolving credit facility (including letters of credit), which will mature on May 4, 2014;

•	an $890 million term loan facility, which will mature on the sixth anniversary of the Closing Date;

•	an Australian Dollar equivalent $110 million term loan facility, which will mature on the sixth anniversary of the Closing Date;

•	approximately $390 million of term loans, which will mature on May 4, 2014; and

•	approximately €73 million of term loans, which will mature on May 4, 2014.

Under the Amended Credit Agreement, the Company may request additional term loans and revolving credit commitment increases in an aggregate amount of up to $275.0 million (up to $150.0 million of which may be revolving credit commitments), subject to the satisfaction of certain conditions. The Lenders under the Amended Credit Agreement are not committed to provide such additional term loans and revolving credit commitment.

The Company is the borrower in all of the secured credit facilities other than the German revolving credit facility, under which a German subsidiary of the Company is the borrower and the Company is a guarantor. Immediately after the financing and the closing of the Acquisition, the Company expects to have approximately $259.2 million available under its multicurrency revolving credit facility, $69.6 million available under its U.S. Dollar revolving credit facility and €32.3 million available under its German revolving credit facility.

Borrowings under the Amended Credit Agreement bear interest, payable no less frequently than quarterly, as follows:

•

Non-extending revolving credit lenders: (i) LIBOR or EURIBOR plus between 1.25% and 1.75% (with all variable margins determined based on the Company’s total leverage ratio) or (ii) a base rate determined in accordance with the Amended Credit Agreement (the “Base Rate”), plus between 0.25% and 0.75%.

•	Extending revolving credit lenders: (i) LIBOR or EURIBOR plus between 3.00% and 3.50% or (ii) the Base Rate plus between 2.00% and 2.50%.

•	Existing U.S. Dollar term lenders not consenting to the Amendment: (i) LIBOR plus 1.50% or (ii) the Base Rate plus 0.50%.

•	Existing U.S. Dollar term lenders consenting to the Amendment: (i) LIBOR plus 3.00% or (ii) the Base Rate plus 2.00%.

•	Existing Euro term lenders not consenting to the Amendment: EURIBOR plus 1.75%.

•	Existing Euro term lenders consenting to the Amendment: EURIBOR plus 3.00%.

•	New $890.0 million term loan facility: (i) LIBOR (subject to a 1.50% floor) plus between 2.75% and 3.00% or (ii) the Base Rate plus between 1.75% and 2.00%.

•

New Australian Dollar equivalent $110 million term loan facility: an offered rate of interest based on deposits of Australian Dollars, plus (i) the difference between three-month LIBOR and 1.50% (if greater), and (ii) between 2.75% and 3.00%.

Under the Amended Credit Agreement, the Company has agreed to pay on the Closing Date, consent and extension fees to the revolving and term lenders under the Amended Credit Agreement.

The Company’s obligations under the credit facilities are guaranteed, on a joint and several basis, by certain of its domestic subsidiaries. In addition, the Company’s obligations under the revolving credit facility and the term loan facilities and its guaranty obligations under the German revolving credit facility are secured by a security interest in substantially all of the domestic assets of the Company and its domestic subsidiaries (subject to certain exceptions), as well as 100% of the outstanding capital stock of its domestic subsidiaries and 65% of the voting stock and 100% of the non-voting stock of certain of its first-tier foreign subsidiaries.

The Amended Credit Agreement contains operating and financial covenants that, among other things, could limit the Company’s ability to obtain additional financing. The Company must maintain, on a trailing four-quarter basis as of the end of each fiscal quarter, (i) a total leverage ratio of not more than 3.50 to 1.00 and (ii) a consolidated interest coverage ratio of at least 3.00 to 1.00. The total leverage ratio is calculated as the ratio of consolidated net indebtedness to consolidated operating profit (each as defined in the Amended Credit Agreement). The consolidated interest coverage ratio is calculated as the ratio of consolidated EBITDA to consolidated cash interest expense (each as defined in the Amended Credit Agreement).

The Amended Credit Agreement requires the Company to prepay outstanding loans with 100% of the net proceeds of the incurrence of certain debt and certain asset sales and 50% (subject to reductions based on the Company’s total leverage ratio) of its annual excess cash flow.

The description of the Amendment and the Amended Credit Agreement set forth above is qualified by reference to the Amendment filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Stockholder Agreement

In connection with the Acquisition described in Item 2.01 below, the Company and Terex entered into a Stockholder Agreement (the “Stockholder Agreement”), dated as of February 19, 2010, providing certain restrictions on the right of Terex to freely vote its shares of the Company’s common stock received pursuant to the Acquisition, and providing a one year lock up during which Terex may not transfer its shares of the Company’s common stock, subject to certain exceptions, including transfers to affiliates. In addition, under the Stockholder Agreement, Terex has agreed to certain customary restrictions for five years, including restrictions on future acquisition of the Company’s securities, participation in a solicitation of proxies, and effecting or seeking to effect a change of control of the Company. The Stockholder Agreement also provides Terex with certain demand and piggy-back registration rights related to the shares acquired pursuant to the Acquisition.

The description of the Stockholder Agreement set forth above is qualified by reference to the Stockholder Agreement filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 19, 2010, the Company completed the previously announced Acquisition from Terex of the Business pursuant to the terms of the Asset and Stock Purchase Agreement, dated as of December 20, 2009 (the “Purchase Agreement”). The Company paid approximately $1.0 billion in cash and issued to Terex 5,809,731 shares of its common stock (valued at $300 million as of the date of the Purchase Agreement, based on a trailing 10 day weighted average share price). The Purchase Agreement, which was described in the Company’s Current Report on

Form 8-K filed December 21, 2009 is filed herewith as Exhibit 2.1. The Equity Agreement entered into by the parties to the Purchase Agreement on January 15, 2010 is filed herewith as Exhibit 2.1.1.

In connection with the Acquisition, the Company and Terex entered into certain ancillary agreements, including a Transition Services Agreement, dated as of February 19, 2010, under which the parties will provide one another certain transition services to facilitate the separation of the Business from the businesses being retained by Terex and interim operations of the Business being acquired by Bucyrus.

A copy of the press release announcing the completion of the Acquisition is filed as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amended Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To the extent required by this item, the financial statements of the Business acquired by the Company will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information.

To the extent required by this item, the pro forma financial statements with respect to the Business acquired by the Company will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.

(d) Exhibits.

2.1	Asset and Stock Purchase Agreement, dated as of December 20, 2009, between Bucyrus International, Inc. and Terex Corporation.

2.1.1	Equity Agreement, dated as of January 15, 2010, between Bucyrus International, Inc. and Terex Corporation.

4.1	Third Amendment to Amended and Restated Credit Agreement and Incremental Amendment dated as of February 17, 2010 among Bucyrus International, Inc., each foreign borrower, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, J.P. Morgan Europe Limited as German agent for the lenders, each swing line lender and each issuing lender.

4.2	Stockholder Agreement, dated as of February 19, 2010 between Bucyrus International, Inc. and Terex Corporation.

99.1	Bucyrus International, Inc. press release, dated February 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010	BUCYRUS INTERNATIONAL, INC.

	By:	/S/ CRAIG R. MACKUS
Craig R. Mackus
Chief Financial Officer and Secretary

EXHIBIT INDEX

2.1	Asset and Stock Purchase Agreement, dated as of December 20, 2009, between Bucyrus International, Inc. and Terex Corporation.

2.1.1	Equity Agreement, dated as of January 15, 2010, between Bucyrus International, Inc. and Terex Corporation.

4.1	Third Amendment to Amended and Restated Credit Agreement and Incremental Amendment dated as of February 17, 2010 among Bucyrus International, Inc., each foreign borrower, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, J.P. Morgan Europe Limited as German agent for the lenders, each swing line lender and each issuing lender.

4.2	Stockholder Agreement, dated as of February 19, 2010 between Bucyrus International, Inc. and Terex Corporation.

99.1	Bucyrus International, Inc. press release, dated February 19, 2010.